EXHIBIT 99.1

Final Transcript
THOMAS STREETEVENTSSM
Conference Call Transcript CDNC.OB - Cardinal Communications Business Update Conference Call Event Date/Time: Dec. 16. 2005 / 12:00PM ET

CORPORATE PARTICIPANTS

Ed Garneau
Cardinal Communications - Chief Executive Officer

Jeff Fiebig
Cardinal Communications - President, Sovereign Companies

Byron Young
Cardinal Communications - President, Get-A-Phone

Ron Bass
Cardinal Communications - Principal Accounting Officer

Craig Cook
Cardinal Communications - Chief Administrative Officer

John Bartlett
Cardinal Communications - President, Cardinal Broadband

CONFERENCE CALL PARTICIPANTS

Brian Fuscuff
Wells Fargo - Analyst

Christopher Rea
Stockholder

Timothy Lahose

Mark Byers

Leo Loflin
Private Investor

David Saline
Private Investor

Robert Starwood
Private Investor

Collin Gibaleno
Private Investor

Jawa Vasar
Private Investor

Richard Koonce
Private Investor

PRESENTATION

Operator

Good day ladies and gentlemen, and welcome to the Cardinal Communications Business Update Conference Call. My name is Candace and I will be your coordinator for today. At this time, all participants are in listen-only mode. We will be facilitating a question and answer session towards the end of this conference.

[Operator Instructions].

I would now like to turn the presentation over to your host for today's call, Mr. Ed Garneau, Chief Executive Officer. Please proceed sir.

Ed Garneau - Cardinal Communications - Chief Executive Officer

Thank you, Candace. Good morning ladies and gentlemen, and thank you for joining us for our special shareholder information conference call to discuss the business outlook for Cardinal Communications, Inc. This is my first conference call with you since my being named CEO a little over a month ago, and I hope that I can adequately share with you my optimism for the coming year. I will briefly discuss the challenges we face this year, where we're at today, and end where we're at in conquering those challenges.

Then I will spend some time discussing where we're going from today forward, and why we're excited about 2006. At the conclusion of my prepared remarks, I'll open up the floor to take questions, and I'll try to answer as many as I can with the time we have available.

I'm also joined on this call by Jeff Fiebig, President of our Sovereign Companies subsidiary, Byron Young, President of our Get-A-Phone subsidiary, John Bartlett, President of our Cardinal Broadband subsidiary, Ron Bass, our Principal Accounting Officer, and Craig Cook, our Chief Administrative Officer. They will be available for the question and answer period if you have a specific question for any one of them.

Before we begin the formal remarks, the company's attorneys advised that this conference call contains statements about future events and expectations, which are forward-looking statements. Any statement in this call that is not a statement of historical fact may be deemed to be a forward-looking statement.

Actual results may differ materially depending on a number of risk factors, including, but not limited to, the following; changes in business conditions in the economy, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence on third-party suppliers, intellectual property rights, and other risk factors set forth from time to time in the company's periodic report filed with the Securities and Exchange Commission.

Also, since this is my first conference call with you in my capacity as CEO, I want you to know that these calls will be based on the goal of bringing our shareholders up to date on the actual status of our company. I will not paint a rosy picture if the picture is not rosy, nor will I understate our future potential as I see it, just to be over-cautious. The bottom line with me is you will get the truth, good or bad, about what I see in this company. I'm going to start with an overview of the challenges that this company has faced this year, 2005.

We're wrapping up a very challenging year here at Cardinal. Our focus has been on consolidating and integrating our acquisition of Sovereign Partners, as well as spending considerable time solving problems from years past. It seems every time we thought we had the problems from the past solved, another issue would surface. This integration and cleanup phase has taken well longer than any of us expected. The degree of delinquency, neglect and operational inefficiencies of the past cannot be understated. This company was in terrible shape.

Every division of Cardinal has had its challenges this year. For example, Get-A-Phone has dealt with billing issues from Southwestern Bell from back in 2004, that ultimately led to a settlement and payment to Southwestern Bell of $284,000 in the third quarter of 2005. They underwent an extremely disruptive, and potential disastrous software upgrade over the summer that negatively impacted their customer service for several months. And finally, they were hit by the effects of Hurricanes Katrina and Wilma and there was third one, I can't remember the name of, that caused several thousand of their customers to decide not to pay their bill.

Cardinal Broadband, went through an expansion of overhead and personnel to prepare for the acquisition of several thousand of customers and multiple deals that were ultimately not closed. Broadband also had to spend many months on basic blocking and tackling. Who were our customers for example, what equipment is needed to adequately bring them service? And what promises were made by prior staff to those properties and customers that hadn't been met yet?

Sovereign Companies went through a comprehensive three-year look back audit that was required by the SEC because of the acquisition that took place in February. The audit took 8 months, and nearly $1 million to complete. Sovereign also had to do (ph) a new twist, construction lenders who were concerned about the negative financial performance of Usurf over the years. A number of those lenders chose to withdraw or cancel funding four Sovereign projects that were ready to start.

At the Cardinal corporate level, the year saw not 1, but 2 changes to the senior leadership by November. We continue to try to solve the seemingly unending stream of creditor claims for activity in 2004 and even years prior to that. We consolidated operations from widely scattered offices into a single facility in Broomfield, Colorado. All of these are examples of issues that had to be dealt with, and they were dealt with in a fiscal environment that was woefully short on cash. The cash demands to solve this litany of issues, put a tremendous strain on personnel and resources.

Cash raising opportunities were limited, principally because of the financial performance of this company over the previous years. So, the impact of the challenges that we face cannot be underestimated. Because of these challenges, I made the decision to scale back drastically on public relations and investor relations programs in an effort to save money. We implemented several other money-saving initiatives.

I know there are some shareholders that are not happy with the decision regarding public relations and investor relations, but until the foundation of this company is rock solid, I don't believe we can support any initiative that doesn't directly generate revenue or profit. Well, enough of the looking backwards. Let's talk about why we're excited about Cardinal as it stands today, and as we look forward towards 2006. The first part of looking forward is for everyone to understand who we are. I'm often asked, what does Cardinal Communications do? Or, aren't you guys a homebuilder or, are you an Internet provider?

Basically, all the questions are, what kind of company is Cardinal Communications? Cardinal Communications is a telecommunications company. And specifically, we're a developer of connected communities. We've picked this expression of what we are so as to help define and answer these questions when people ask them. A developer of connected communities, meaning sometimes we develop the real estate. Sometimes we develop the communications systems and sometimes we develop both.

And in all cases, we give our customers the opportunity to be connected from their home or office to the world, by state-of-the-art telecommunications services. We're seeking out other real estate developers and property owners who want the best telecommunications services for their customers, and who also want to share in a continued revenue stream from their development and ownership efforts. We're actually in light phase discussion with a number of strong prospects who want to partner with us, for us to provide their developments and properties with telecommunications services.

Even with our Get-A-Phone division, we're developing a connected community. In this case, not a geographic community, but a community of people who might not otherwise have telephone service if not for the efforts of Get-A-Phone. Get-A-Phone gives its customer community a chance to stay connected by providing telephones, a telephone service. I'm often asked as well, why does the marriage of a telecommunications company and a home-building company make sense? Well, we believe it makes perfect sense. Every real estate developer I talk to understands the need to provide state-of-the-art telecommunication services to their customers.

Telecommunications are quickly becoming one of the most important utilities that go into a development, right there with power, water, sewer, et cetera. Even more importantly, every builder and developer I talk to understands the need to generate recurring revenue from their building efforts. For years and even decades, builders of real estate would build their projects, sell their projects, and move on to the next ones. They are starting to understand that they can and should participate in the recurring revenues being generated by their efforts.

Why shouldn't those people who take such large financial risks to develop property share in the ongoing revenue generated from their efforts? For forward-thinking developers and property owners, the days of turning projects over to the incumbents for no consideration are over. By teaming with Cardinal, builders and developers can finally participate in the ongoing stream of revenue that for years was surrendered to incumbent phone and cable companies. And why should those developers team with Cardinal? Well, because we understand the building and developing business.

Now, who would you rather team with if you were a builder, a company with no construction experience and no appreciation and understanding of the development and building process? Or a company like ours, who does understand the concept of deadlines and city approvals and joint transfer arrangements and other construction-related specifics. Most builders and developers I know do not want to learn and master the telecom business. They just want to profit from revenue sharing and provide quality telecommunications.

So, not only does the teaming of telecommunications and construction make perfect sense, but teaming with Cardinal specifically does. I've also recently been asked about what the effect of rising interest rates are on our business, particularly the home building activities in this company. Rising interest rates are yet another reason for builders to try to find recurring revenue streams.

The builders and property owners need to expand their sources of revenue, especially in an environment of rising interest rates. In years past, builders have expanded their business by entering the mortgage and title insurance businesses. Now is the time to reach out into the telecommunications business as well. Cardinal Communications gives them an opportunity to realize revenues that they haven't realized before, especially revenues that are insulated from those interest rate fluctuations.

For our home-building operations specifically, we're in the first time home buyer market, which typically doesn't suffer as much from interest rate increases. As a matter of fact, some of our best years in Sovereign's history anyway, have been when mortgage rates were in the 8 to 9% interest range. In those environments, buyers typically, typically can't afford high priced homes and move more towards the starter home and town home and condominium market. This is where we have our market presence.

The bottom line is that the rising interest rates of this last year should not hurt our home-building operations and should have virtually no effect on the telecommunications business. That being said, if the rates rise to the point of causing recession, that would obviously have an effect on Cardinal and every other business in the country. So, what does the future hold? I said in my opening remarks that we're excited about 2006 and we are. We have made great strides over the last 60 to 90 days in particular in turning this company around.

I'll briefly go over each division specifically, and what we see coming for 2006. The bottom line is this, I see 2006 as being the first time in this company's history that we may become profitable. I think if we achieve our operational goals, we can achieve profitability on an actual earnings per share basis. I can't obviously predict exactly what day we'll reach that target, but I believe it will happen in the first half of 2006. I think this will be a monumental event, in my opinion, for Cardinal and for its shareholders.

I can't find where this company has ever reported a profit before, and if we achieve that milestone, we should all be proud. Let's take a look at each division. I'll start with Get-A-Phone. Get-A-Phone has tackled their software problems from the summer, and they're in the expansion mode again. We predict a resumption of their profitability for that division, and we're confident in leadership team of Byron Young and his brothers, Brandon and Brian, or the Killer Bees, as I like to call them.

I'm happy to announce that Get-A-Phone has signed up a distributor finally for their Florida market, and will commence service in Florida on January 1, 2006 by launching its activation cards in the 200 plus stores. These activation cards are the single biggest source of new customer acquisitions, so the more stores we can get to carry them, the more exposure Get-A-Phone will have in this new market, and that obviously will hopefully lead to more customers.

The plan is to grow the number of retail outlets carrying our activation cards to several thousands of stores in Florida during 2006. Get-A-Phone also plans to launch Georgia in February and Oklahoma shortly thereafter. Several other states are currently being prepared for launching Get-A-Phone's product and services, and we'll update you as the year unfolds.

Cardinal Broadband. The broadband division that's made an incredible turnaround over the last 3 months under the leadership of the division president, John Bartlett. The division has gone from losing over $120,000 a month as late as August, to approaching breakeven numbers in December. This is an incredible turnaround. They've almost doubled their customer count. That was achieved entirely on existing properties without any new property acquisitions. Broadband will be introducing a digital phone offering very shortly.

And now that the basic foundation for customer service and billing have been achieved, we plan to expanding our customer count by acquiring new properties, new developments, and will consider possibly acquiring other companies who share our market space. We will announce these acquisitions and contracts as they occur and we should have an announcement of this sort very shortly.

Sovereign Companies. The Sovereign division looks to have an incredible year in 2006, under the leadership of the Division President and Board Member, Jeff Fiebig. We have projects coming on line in 2006, including our project in Golden (ph), which will start commencing closings around March. And next week, we'll be announcing an exciting development for the Sovereign division. Sovereign will be entering a new geographic market and introducing a new product line that we believe will prove to be a tremendous success.

We expect super sales results, that could well establish a record for number of homes sold and total revenue achieved by any project in Sovereign's 12-year history. This is a very big deal for Sovereign and for Cardinal and its shareholders, and you can expect specifics next week. In closing, I want to restate my optimism for the coming year. Even though we've had our share of challenges this year, and even though our cash position is not to my satisfaction yet, we have an incredible year upcoming. If Cardinal achieves bottom line profitability in 2006, as I think we will, we will all reach a very important milestone.

We can look forward to growing from a strong financial basis and expanding our operations with strong partners and solid fundamentals and increasing market share. As the current management team will not be satisfied with merely achieving profitability, although it's a huge event, but it is also the first step towards our goals of growing this company. Our management team will continue to focus on reaching and then growing profitability. We're hopeful the stock price will respond favorably.

With that said, we're now ready to take your questions.

QUESTION AND ANSWER

Operator

[Operator Instructions].

Our first question comes from the line of Brian Fuscuff (ph) of Wells Fargo. Please proceed.

Brian Fuscuff - Wells Fargo - Analyst

Hi, just a quick question on the -- if you could speak a little bit about the number of shares outstanding, and how, you know, going forward possible activity on the stock might be affected? Are you planning any reverse splits or anything like that?

Ed Garneau - Cardinal Communications - Chief Executive Officer

Well, the number of shares outstanding I think, Ron, you may chime in here, I think we're approaching 300 million shares.

Ron Bass - Cardinal Communications - Principal Accounting Officer

We are. We're just shy of 300 million shares right now, as it stands.

Ed Garneau - Cardinal Communications - Chief Executive Officer

And I think that a reverse split at some point is going to be inevitable, but we hope to use the reverse split in order to achieve maybe a bigger goal like getting relisted on AMEX (ph) or listing on NASDAQ. And we haven't done one yet. We are -- we don't like the number of shares we have outstanding, but doing a reverse split for the sake of reverse split is not what we want to do. We want to team it with some other major event. I would say it will happen at some point, but I can't tell you when right now. I hope I got all your questions. If not, would you ask again?

Brian Fuscuff - Wells Fargo - Analyst

That's fine, thank you.

Operator

Our next question comes from the line of Christopher Rea (ph), Stockholder. Please proceed.

Christopher Rea Stockholder

Yes, I was wondering if you've been able to update your website. I found a property that was looking for bundling, and so forth, and I tried to go under the Web site to give a heads up to you guys to maybe contact them. And for whatever reason, the website wouldn't take an e-mail message, and also the number listed, nobody would answer. Thank you.

Ed Garneau - Cardinal Communications - Chief Executive Officer

Christopher, thanks for that input. We maintain about 5 or 6 different websites for our various divisions here, and we are always looking for folks who find bugs in it to point them out to us. We think we're seeing this stuff and obviously, we missed some things. We will check into that to see what you're referring to, and if we have some information on there that's not current. Craig, would you make sure that that is checked into? We think they're always right, Christopher, but if you find things that are wrong, please send your e-mails to our -- Craig, give them the e-mail address, please.

Craig Cook - Cardinal Communications - Chief Administrative Officer

If you go to the website, Cardinalcom, there's an Investor Relation link, and I'm getting those -- most of those e-mails. So you just go back to the website and send me an e-mail, and then give me a call at 303-285-5348 when you send it, and I'll make sure I get it, and we'll correspond. Okay?

Christopher Rea Stockholder

Could you give that number again? I didn't get the last part of it.

Craig Cook - Cardinal Communications - Chief Administrative Officer

303-285-5348. That's my direct line.

Christopher Rea Stockholder

Oh, perfect. Thank you.

Operator

Our next question comes from the line of Timothy Lahose (ph). Please proceed.

Timothy Lahose

Yes, hello gentlemen. I have one question. Does the company anticipate the need to raise cash in the coming year? And how exactly would you do it if you do need to?

Ed Garneau - Cardinal Communications - Chief Executive Officer

Timothy, I'll do the best I can to answer that. It's tough to project when and if we're going to need to raise cash, and when those -- obviously if we achieve profitability, we'll be generating our own. If the situation comes up where we'll be raising cash, we'll be probably talking to our partners who have helped us with cash in the past.

So traditional equity firms, depending on what kind of cash needs to be raised. We have great relations with a number of banks. We've had relations at least with the Sovereign side for 10 years plus. So it's a little bit speculative, but if the need is there, we'll go to the sources we typically go to and that's as good as I can answer for you.

Timothy Lahose

Thank you.

Operator

Our next question comes from the line of Mark Byers (ph) of Select and (inaudible). Please proceed.

Mark Byers

Yes, hi Ed. About 6 months ago, I guess the second quarter conference call that we had, you guys had talked about insider buying or corporate buying of the shares, and since that time, in the last 6 months, there's been approximately 26 million shares distributed. Is that from investors or from the company raising capital?

Ed Garneau - Cardinal Communications - Chief Executive Officer

It's from some of both, Mark. I've been asked a similar question like this, so I'll expand a little bit beyond your question. The only way that the general public finds out about whether or not officers or directors or insiders as they're called, buyers sell shares typically through the form filing or the form 4, or a form 5 at the end of the year. Form 4s are not required for the acquisition of shares, but they can all be accumulated for year end filing, but they are required every time a share is sold.

So, even though there has been acquisitions of shares going on by corporate officers, it isn't always published on form 4 every time it's done. I mean, that's an optional thing. But when they're sold, form 4 is our file, so the net effect is over the last 6 months or so, you've seen very few form 4s which means very few of the insiders have been selling their shares.

Mark Byers

Well, you had mentioned that they would be accumulating, and I also thought that you had gotten rid of like 110 million shares outstanding and brought it down to - I thought it was like 120 million or something.

Ed Garneau - Cardinal Communications - Chief Executive Officer

I think the comment you might be referring to is one that our last CEO made and I believe he was commenting at the time of how many shares were canceled through --

Mark Byers

So--

Ed Garneau - Cardinal Communications - Chief Executive Officer

But they weren't issued yet, so they were shares that were meant to be issued as part of a financing from 2004. They got canceled and surrendered and given back in conjunction with the acquisition that took place in February. You wouldn't see them come off the outstanding number of shares, because they hadn't yet become outstanding shares. They were just commitments for that.

Mark Byers

Okay.

Ed Garneau - Cardinal Communications - Chief Executive Officer

I think that's what you're referring to. Hopefully, that makes some sense for you.

Mark Byers

I thought there were fewer outstanding shares and you just mentioned today what, 300 million?

Ed Garneau - Cardinal Communications - Chief Executive Officer

I said it was approaching that. Ron, do you have the number that was --

Ron Bass - Cardinal Communications - Principal Accounting Officer

...The last -- I've got the latest, greatest and it's 294 million, our last published was at 278 million. We also have an employee stock plan where our employees can buy stock within the company. Now these are non insiders, and they've been very aggressively using their payroll, their own paychecks to buy our stock.

Mark Byers

Yes, at $0.02, it's pretty cheap as long as you guys stay in business.

Ron Bass - Cardinal Communications - Principal Accounting Officer

Yes, well, we're definitely looking good that way. After partnering with Sovereign, I come from the old Usurf group, I'm really an SEC (ph) compliance officer. And Sovereign has really brought together, you know, a good group of people to bring into the company and they are really marshaling (ph) our cash well. We have a lot of hope for the future. It's looking pretty good.

Mark Byers

All right, thank you.

Operator

Our next question comes from the line of Leo Loflin (ph), Private Investor. Please proceed. Sir, your line is open. Mr. Loflin, your line is open.

Leo Loflin Private Investor

My question was - I was just kind of curious as to what timetable do you think that they might go on -- go public on the NASDAQ?

Ed Garneau - Cardinal Communications - Chief Executive Officer

Leo, this is Ed responding. There are parameters that are identified on the website for both NASDAQ and AMEX that a company has to achieve in order to be filed there, and there are different options based on net income and asset value, and several other metrics. The one metric that we're not meeting right now of the list is our share price. And so we have to get -- the minimum share price, if I'm not mistaken for AMEX, is a $4 share price in order to list.

And that is why my earlier comment about the reverse split, if there is some way of using the reverse split mechanism, we could cross that threshold, being the last remaining threshold that I'm aware of, to relist. That would be the time to do a reverse split. So we need to get the share price up to a level where we can get back on those exchanges. We have the asset base. We have the number of shareholders. We have the other metrics that are listed on those Web sites except for share price.

So I can't predict what day it's going to be because it depends on the share price, which I have no control over. We're going to focus on getting the company profitable, and we hope the share price will follow and get us to the level perhaps in conjunction with a reverse split, that we can get listed, or back (ph), listed on a major exchange.

Leo Loflin Private Investor

Okay, thank you. That answers my question.

Operator

Our next question comes from the line of David Saline (ph), Private Investor.

David Saline Private Investor

Good morning gentlemen. Can you hear me?

Ed Garneau - Cardinal Communications - Chief Executive Officer

Yes.

David Saline Private Investor

Okay. I have a couple of questions. Number one, you mentioned, Ed, that Cardinal, all phases of Cardinal are losing money. Does that include Get-A-Phone?

Ed Garneau - Cardinal Communications - Chief Executive Officer

I don't recall saying that everybody is losing money, because that's not actually true.

David Saline Private Investor

Okay.

Ed Garneau - Cardinal Communications - Chief Executive Officer

Get-A-Phone has, from a profitability standpoint lost money in the third quarter, but they're back to profitable again. I listed the reasons -- some of the reasons we saw in retrospect of why that might have happened, but we see them being profitable from here forward, especially as they expand into other states.

David Saline Private Investor

Okay. What with the interest rates rising, is the building division in default on any of its terms to its lenders?

Ed Garneau - Cardinal Communications - Chief Executive Officer

I don't how interest rates rising would cause that. We must have 20 different lending arrangements. That's kind of a legal question on whether or not we're in default on anything. There are a couple of projects that we are working with our lenders to work our way through some of the issues we wish weren't there that had accumulated over the year, but we have not been put in default on any loans that I know of, and I think I would know.

David Saline Private Investor

Okay.

Ed Garneau - Cardinal Communications - Chief Executive Officer

I think I would know.

David Saline Private Investor

Question about Weisman. Are his shares and warrants, are those still outstanding? Have they been -- I mean, what's the status of that? He had a large amount of them.

Ed Garneau - Cardinal Communications - Chief Executive Officer

The warrants that were issued to -- just a moment please. I'm just trying to make sure how I can answer this question, David, without getting in trouble.

David Saline Private Investor

Okay.

Ed Garneau - Cardinal Communications - Chief Executive Officer

All right. Mr. Weisman's warrants are still outstanding and have not been submitted to the company to be converted into shares as a warrant must be. I have no idea what shares he owns personally or whether he owns any shares personally, but as far as the warrants go, 17 million warrants I believe. None of them have been exercised.

David Saline Private Investor

And just one other question. You were talking about doing a reverse split on the stock potentially, so you can get listed. I don't know if it's NASDAQ that you're looking for. One of the requirements, my understanding is profitability and you had talked briefly about becoming profitable hopefully within the next 6 months, something like that, I can't remember exactly, but you would need to be profitable 2 out of 3 years. So, what kind of timeframe are you looking at for the reverse split?

Ed Garneau - Cardinal Communications - Chief Executive Officer

First of all, I think that on the AMEX website, there are 4 different combination of options that will qualify a company to be listed on the AMEX, and they are available that you could look at any time. What you just mentioned was only one of those choices. So if it required a look back for 3 years and 2 of the 3 years being profitable, this company isn't there.

And if that was the only requirement that we could qualify under, it would take 2 or 3 years because we're -- as I said on the call, we're looking to achieve profitability finally in 2006. But there are other options that have nothing to do with profitability based on asset size and number of shares outstanding.

David Saline Private Investor

Thanks. I'm just trying to get an estimate on the timeframe for the reverse split that you were mentioning possibly having.

Ed Garneau - Cardinal Communications - Chief Executive Officer

And, I can't tell you that. I don't know and it will be in conjunction more than likely with an attempt to relist on a major exchange, but it is dependent on a share price. I can't tell you where our share price is going, obviously. And it's going to depend on a share price increasing, to the point where a reverse split will cross the threshold to get us on the exchange.

David Saline Private Investor

Great, thank you.

Operator

Our next question comes from the line of Robert Starwood, Private Investor. Please proceed.

Robert Starwood Private Investor

Oh, Mr. Garneau, this is Robert Starwood. We've talked before and Mr. Bartlett and Mr. Cook, we've also talked before and welcome Mr. Fiebig and Young. At the top, I just want to comment. I hope we're done with outside contract companies that's (inaudible) birthday parties. Do you have a comment on that?

Ed Garneau - Cardinal Communications - Chief Executive Officer

Actually, I have no idea what you're talking about.

Robert Starwood Private Investor

Okay. I believe it was either Catapult or Viper High (ph) that had their birthday party announced through one of the PRs that they put out, and what (inaudible) to the company. So anyway --

Ed Garneau - Cardinal Communications - Chief Executive Officer

Well, everybody has birthdays.

Robert Starwood Private Investor

Yes. Anyway, I've been in this company for over 5 years, and I've seen 3 -- 4 management teams come and go, with you now being the fifth. And up until a year ago, Sovereign was a private entity, then you were pretty much its king, but that's changed now that you've brought Sovereign Homes public through Cardinal Communications, I'm assuming to take advantage of financing opportunities that you can get through a public entity.

But the cost is now, you have a shareholder base and market to answer to, and my question is, what steps will you take to keep both shareholder and market informed of company activities, and provide financial transparency through company 10-Qs and K of Cardinal's 3 divisions? And I do have a follow-up question.

Ed Garneau - Cardinal Communications - Chief Executive Officer

That was a real long question though.

Robert Starwood Private Investor

I'm sorry.

Jeff Fiebig - Cardinal Communications - President, Sovereign Companies

... part. Ed, I'll let you take the first part.

Ed Garneau - Cardinal Communications - Chief Executive Officer

Okay. Let's see. I unfortunately wasn't writing them down as you asked them, but what are we going to do to stay in touch with our shareholders --

Robert Starwood Private Investor

...And the market, and the market, yes.

Ed Garneau - Cardinal Communications - Chief Executive Officer

Yes. As I said in my comments, in the very short term microcosm of now, we have scaled back on our PR and IR activities with the -- because we want to focus on -- and I directed, that we focus on getting this company profitable and getting our foundation down. You know, I'm seeing that being achieved, and so we're going to re-launch our efforts at some point, and I'm not going to tell you when because I don't know, of PR and IR to traditional routes.

We're going to use Viper High to help us in that and we're going to be posting things on our website, we're going to be putting out press releases, we're going to be doing all the things that typical public companies do.

Robert Starwood Private Investor

Okay, so you had mentioned you'd have some information next week. Now, will that come through regular press sources or will we have to go to your Web site to view that?

Ed Garneau - Cardinal Communications - Chief Executive Officer

I think both of the above, and in addition, you can access the website press release, and actually an 8-K in this event because it will be material --

Robert Starwood Private Investor

... All right.

Ed Garneau - Cardinal Communications - Chief Executive Officer

... be published.

Robert Starwood Private Investor

Great.

Ed Garneau - Cardinal Communications - Chief Executive Officer

And we will do as much of that as we can, Robert, to give as much information as possible. You know as well as anyone that we can never make every shareholder happy. Everybody has a different opinion on how often we should do it or, what we should say or, where we should post it. And you know, I was never the king. I will take exception to that comment. I had partners and employees that we answered to when we were private and now we have shareholders, so it hasn't changed a bit.

Robert Starwood Private Investor

Right, okay. Was there anyone else on the board that wanted to comment?

Ron Bass - Cardinal Communications - Principal Accounting Officer

This is Ron, the Principal Accounting Officer. Robert, it's going to take 10 seconds to talk about the financial transparency, and as you know, we're a micro cap company, so as far as having to be SOX compliant, we actually get an extra year reprieve on that right now. However, we are working top down approach, from the Board of Directors down, to improve our financial transparency and insure proper and timely reporting on our Qs and K. And we will be most undoubtedly be SOX compliant here in the next coming year, ahead of schedule, just in an effort to even streamline our own internal reporting process.

Robert Starwood Private Investor

Okay. Well, it was just confusing because you just lumped the Get-A-Phone and Broadband altogether into Communications, and it was hard to tell which division was doing what and pretty much a loss was brought in, and I never really understood where that came from. So that's mainly what I was -- if you were going to separate all 3 divisions, so that we could see how they are doing financially.

Ron Bass - Cardinal Communications - Principal Accounting Officer

Okay. I thought you were talking about finance reporting. Segmentation reporting, we will be -- well, we will work with our auditors on that, on what, you know, what they suggest on which way to branch to them out. We may even be looking geographical on the communications, now that we're having multiple (inaudible) in multiple states. We will just, you know, sort of have to take that one step at a time to see how big broadband gets and compare it to the Get-A-Phone, and just make sure that the split outs are even material.

Robert Starwood Private Investor

Great.

Ron Bass - Cardinal Communications - Principal Accounting Officer

Get-A-Phone, it looks to be like it's going to be growing so large that the split, you know, would hardly make any difference.

Robert Starwood Private Investor

Okay. Mr. Garneau, are you still there?

Ed Garneau - Cardinal Communications - Chief Executive Officer

Yes, celebrating my birthday.

Robert Starwood Private Investor

Will we see an announcement?

Ed Garneau - Cardinal Communications - Chief Executive Officer

No, you won't ever know.

Robert Starwood Private Investor

Okay. My follow-up question is, have you heard of Bird Watch? And are you willing to consider advice and suggestions on company operations, whether it comes from in-house or outside the company?

Ed Garneau - Cardinal Communications - Chief Executive Officer

I have heard of Bird Watch. I know the principals of Bird Watch. I believe that Bird Watch's goal and attempt is to be a helpful website, both for shareholders to find information out about our company and to possibly pass suggestions on to the management of this company. And whether those suggestions come from a company or, a shareholder or, just somebody I consider a confidante, I listen to advice all the time, Robert. I've talked to you on the phone and listened to your advice, you know.

Robert Starwood Private Investor

Yes, you were very kind, yes.

Ed Garneau - Cardinal Communications - Chief Executive Officer

I know I don't know it all. I don't know much of anything frankly, but I listen to people when they talk to me and we sometimes follow their advice and we sometimes don't, so Bird Watch would be in that same group. I respect the folks that established it. We hope that we have the same goal, and that is for the share price of this company and the health of this company to improve. So, I can't help but support that goal.

Robert Starwood Private Investor

All right. Thank you very much then.

Operator

Our next question comes from the line of Collin Gibaleno (ph), Private Investor. Please proceed.

Collin Gibaleno Private Investor

Hello and good afternoon, I guess good morning out that way. A question I have, in the past conference calls, we've talked about the amount of income that Usurf and Cardinal was generating. At one point, we talked about 60 to $80 million. My notes showed me that Mr. Garneau, you commented from Dave Weisman, and said that you expected the last quarter 2005 and the first quarter 2006 to really be the blockbuster period for Cardinal Broadband. Do you still feel that way?

Ed Garneau - Cardinal Communications - Chief Executive Officer

I think those timeframes have slid into the first and second quarters of '06 now, Collin.

Collin Gibaleno Private Investor

Okay, that would make sense. Also, on a reverse split, if one was ever implemented, would you also then implement a forward split in hopes of reducing some of the flow?

Ed Garneau - Cardinal Communications - Chief Executive Officer

I think that's achieved through the reverse split actually, if I understand my splits correctly, but this whole when we'll do a split, and if we'll do a split is really a Board of Directors decision and we have not -- we have not explored that option in the recent board meetings that I have attended, I can tell you that. So, it's not something that's eminent by any means. It's something that we know is there, and we'll only use it if it will help the company and all of the shareholders by doing it.

Collin Gibaleno Private Investor

Right. The last question I have is, you told us some of the reasons by the numbers for Get-A-Phone were down. Did Katrina have anything to do with any of those?

Ed Garneau - Cardinal Communications - Chief Executive Officer

Yes, I don't know who she is, but yes I did. I actually had mentioned the hurricanes. They had a pretty devastating effect in the Southern Texas area and obviously we know about Louisiana, but Get-A-Phone has a good customer base. And as a matter of fact, why am I answering this? Byron, you're on the phone. Why don't you --?

Byron Young - Cardinal Communications - President, Get-A-Phone

Sure. We had problems with customers in Houston, Galveston and Beaumont, which represent approximately a third of our market, and this is a particular type of customer base with limited income. And when they had to make the decision of evacuating a city and paying for hotel room and gas, versus paying their telephone bill, and being out of the city for half a month, a lot of them chose to abandon their home phone line for a few months.

And we're now seeing a return of those customers, but unfortunately, in a limited income environment, the phone is one of the first things to go if our particular customer needs phones or something else.

Collin Gibaleno Private Investor

Great. I appreciate that. Can I ask one more question? It has to do with, on July 20th, we announced that we secured an equity line of credit for 10 million from Jantech (ph), and then on October 3rd, it was announced that they had decided not to implement that and terminated that agreement. If in fact Cardinal Communications needed extra financing, is that tool still available or did that pretty much walk out the door with Dave Weisman?

Ed Garneau - Cardinal Communications - Chief Executive Officer

That was a multiple question. I'll try to give you a multiple answer, Collin. The concept of an equity line of credit is that there is nothing wrong with it in my opinion. It's another form of financing. In this case, the Board decided that that particular equity line was not in the best interest of the company, and it was terminated. That doesn't mean the concept of equity line is bad. It just means that we decided not to pursue that particular one.

Collin Gibaleno Private Investor

I appreciate your time. Thanks guys.

Operator

[Operator Instructions].

Our next question comes from the line of Jawa Vasar (ph), Private Investor. Please proceed. Mr. Vasar, your line is open.

Jawa Vasar Private Investor

Hello. I hope everyone is doing well this morning. I had a quick question about the total number of unexercised options and warrants that have been issued by the company, and how that relates to the current total outstanding shares. And then my second question involved the status of the acquisition of 4DV.net (ph), that was announced earlier this year.

Ed Garneau - Cardinal Communications - Chief Executive Officer

Okay, I'll answer the second question, which is the 4DV acquisition and Ron, if you could answer about outstanding warrants and options, I'll briefly say some of it, the specifics can come from Ron. 4DV's acquisition, there was a letter of intent or understanding, or whatever it was, that was signed earlier this year. The deal did not close and we did not close the 4DV. There were many reasons for it, but those are not relevant. What is relevant is we did not acquire the company and didn't close. We do still deal with them, but they are not owned by Cardinal Communications. They are independently owned.

As far as the warrants and options part of your question, Ron can answer as far as quantities or whatever specifics you want, but the bottom line is that most warrants and options issued over the last 3 years are so far under water right now that nobody is choosing to exercise them. They have no effect on the outstanding shares until they become an outstanding share, but they are listed if I'm not mistaken, and this is where you can jump in, Ron, on our filings.

Ron Bass - Cardinal Communications - Principal Accounting Officer

On the K's we put those in, not on the Q's, currently a combination of warrants and options, we have about 60 million out --

Ed Garneau - Cardinal Communications - Chief Executive Officer

...That makes a difference (ph).

Ron Bass - Cardinal Communications - Principal Accounting Officer

... exercise (inaudible) from $0.07 cents to $0.25.

Jawa Vasar Private Investor

Was that 60, 60?

Ron Bass - Cardinal Communications - Principal Accounting Officer

Yes.

Jawa Vasar Private Investor

Okay. All right, thank you.

Ron Bass - Cardinal Communications - Principal Accounting Officer

That was easy Jawa.

Operator

Our next question comes from the line of Richard Koonce (ph). Please proceed.

Richard Koonce Private Investor

Good morning folks. I've got a question for Ron Bass. Ron, you have said that the Broadband revenue was not consequential, it was not material, and you had not broken it out from Get-A-Phone?

Ron Bass - Cardinal Communications - Principal Accounting Officer

Correct.

Richard Koonce Private Investor

So the roughly $7 million of income was primarily Get-A-Phone?

Ron Bass - Cardinal Communications - Principal Accounting Officer

Absolutely, well over 90% of that.

Richard Koonce Private Investor

So moving forward though, with the heavy emphasis on turning broadband into a significant revenue source for the company, with the announcement coming up this week in the new geographic area and new product lines, is there any feeling by management as to when broadband will become a significant revenue source?

Ron Bass - Cardinal Communications - Principal Accounting Officer

You know, that might expand past me for answering. I guess what I'll first say is that with that expansion, also Get-A-Phone going into Florida, it's hard to say, you know, when broadband would -- let's see, be more than 10 or 15% of the Get-A-Phone sales. And so with that, I might let John Bartlett speak to his expansion plans and what he's looking for in expansion over this next year since he's just retrenched (ph) his system.

Richard Koonce Private Investor

Super.

John Bartlett - Cardinal Communications - President, Cardinal Broadband

Hey Richard, John Bartlett. How are you?

Richard Koonce Private Investor

How you doing?

John Bartlett - Cardinal Communications - President, Cardinal Broadband

We actually -- unfortunately, there's nothing we can announce right now as far as specific property, but we're in negotiations and actually have provided proposals to several large Greenfield developments that are coming out of the ground as we speak and are just, you know, kind of get the deal's points put together.

Once we have that done, we'll be able to announce, you know, which projects they are and how they'll affect our cash flow over time. Along with that, our digital telephony product that we are just putting the finishing touches on, we're testing it in several of our properties now, will actually be a product that will be able to be released throughout the industry without regard to property. So they don't have to be our property in order to take our digital telephony service. So that we feel will take a huge -- make a huge addition to our cash position.

Richard Koonce Private Investor

Is the digital telephony being based on equipment that Sovereign owns or is that outsourced to another vendor?

John Bartlett - Cardinal Communications - President, Cardinal Broadband

Well, it depends. If it's at a property where we provide service, whether it's Sovereign or any other property lines and is our equipment, if it's a, you know, just an end user, for example, you at home on a cable modem, you could have our product. And then of course, we wouldn't own the infrastructure piece until it got back to the switching.

Richard Koonce Private Investor

Okay.

John Bartlett - Cardinal Communications - President, Cardinal Broadband

Yes, servers and that type of thing are ours, yes.

Richard Koonce Private Investor

Okay, great John. Thank you very much. And my question back for actually Byron Young. I don't know if you are -- can you go back to the end of the third quarter, your customer base, do you have any figures that you feel are accurate enough to release?

Byron Young - Cardinal Communications - President, Get-A-Phone

For the third quarter ending ---

Richard Koonce Private Investor

...Not this quarter, but the one that has already been released.

Byron Young - Cardinal Communications - President, Get-A-Phone

As far as total customer counts?

Richard Koonce Private Investor

Yes.

Byron Young - Cardinal Communications - President, Get-A-Phone

I believe we were at about 14,000 customers.

Richard Koonce Private Investor

Super. And then my last question again is for Ron Bass. In the third quarter, we showed a communications division loss of around 7 million. Did that include headquarters' costs and has there been any allocation of headquarters or financing costs to the real estate divisions?

Ron Bass - Cardinal Communications - Principal Accounting Officer

That is a great question. All of the headquarters on that was applied to the communications division and for the K, we will be breaking that portion out, and none of that was applied to the Sovereign division.

Richard Koonce Private Investor

And how about the --

Ron Bass - Cardinal Communications - Principal Accounting Officer

... fresh out of the Sovereign audit.

Richard Koonce Private Investor

How about the $1 million in the cost of the Sovereign audit?

Ron Bass - Cardinal Communications - Principal Accounting Officer

That was a split. Some of that was in Sovereign, however, some of that was - some of that was capitalized for one and that's part of their good will number. And then we did have some little itsy-bitsy pieces that were in corporate too.

Richard Koonce Private Investor

Is there any thought -- I was analyzing some of the competitive companies that are in the real estate development sector and they go to great extent to break out the hard facts about how many units there are in inventory, how many are in contract, how many are closed, and I know the difficulty you run into dealing with accountants and the restrictions they put on you as to what you can relate, and how you can relate it.

Ron Bass - Cardinal Communications - Principal Accounting Officer

Did you see our project area (ph), because we do do that by project?

Richard Koonce Private Investor

I saw that -- I'm referring specifically to the Toll Brothers (ph) have a very nice spreadsheet, 15 year running history and something like that for Sovereign Homes struck me as that might do a good job of communicating the strengths of the management team in that area. So, I'll just toss that as an idea, and then I'm pretty well done with my questions.

Ron Bass - Cardinal Communications - Principal Accounting Officer

Very good. I will that under advisement and my biggest problem is just that once we buy their assets, financial reporting on the Q's and K's, I have to stick to what we bought the assets that we bought. So for historical views, that would be interesting to do a pro forma like that. I'll see what we can devise (ph).

Richard Koonce Private Investor

Thanks again, gentlemen.

Ed Garneau - Cardinal Communications - Chief Executive Officer

Thank you.

Ron Bass - Cardinal Communications - Principal Accounting Officer

Thank you.

Operator

[Operator Instructions].

Gentlemen, I have no further questions in the queue at this time. Please proceed to your closing remarks.

Ed Garneau - Cardinal Communications - Chief Executive Officer

Thanks Candace, and thanks to all of you who joined this call. And thanks for the good questions. Hopefully, we've given you an update that will answer a lot of your questions. And I just want to wrap this call up by thanking each of you that joined us on this call. For myself and the entire Cardinal family, we hope you have a Merry Christmas and a Happy Holiday season. Goodbye.

Operator

Thank you for your participation on today's conference. This does conclude the presentation, and you may now disconnect. Have a great day.

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